Exhibit 99.1
Ellington Financial Inc. Reports Second Quarter 2023 Results
OLD GREENWICH, Connecticut—August 7, 2023
Ellington Financial Inc. (NYSE: EFC) (the "Company") today reported financial results for the quarter ended June 30, 2023.
Highlights
•Net income attributable to common stockholders of $2.9 million, or $0.04 per common share.1
◦$30.7 million, or $0.46 per common share, from the investment portfolio.
▪$27.0 million, or $0.40 per common share, from the credit strategy.
▪$3.7 million, or $0.06 per common share, from the Agency strategy.
◦$2.5 million, or $0.04 per common share, from Longbridge.
•Adjusted Distributable Earnings2 of $25.7 million, or $0.38 per common share.
•Book value per common share as of June 30, 2023 of $14.70, including the effects of dividends of $0.45 per common share for the quarter.
•Dividend yield of 13.5% based on the August 4, 2023 closing stock price of $13.31 per share, and monthly dividend of $0.15 per common share declared on July 10, 2023.
•Recourse debt-to-equity ratio3 of 2.1:1 as of June 30, 2023, adjusted for unsettled purchases and sales. Including all non-recourse borrowings, which primarily consist of securitization-related liabilities, debt-to-equity ratio of 9.2:14.
•Cash and cash equivalents of $194.6 million as of June 30, 2023, in addition to other unencumbered assets of $343.3 million.
•Signed definitive agreements for the strategic acquisitions of two public mortgage REITs, Arlington Asset Investment Corp. and Great Ajax Corp.
Second Quarter 2023 Results
"In the second quarter, steady performance from our non-QM, residential transition loan, commercial mortgage bridge loan, and credit risk transfer portfolios offset net losses on our loan originator investments and other investments, and EFC generated a modestly positive economic return overall," said Laurence Penn, Chief Executive Officer and President of Ellington Financial.
"During the quarter, we signed definitive agreements for strategic acquisitions of two public mortgage REITs, Arlington Asset Investment Corp. and Great Ajax Corp. Each of these transactions will add assets that complement and further diversify Ellington Financial's existing investment strategies and align with our expertise, while also substantially increasing our capital base. As important components of these transactions, we will assume more than $100 million of term, non-mark-to-market unsecured debt and perpetual preferred stock, with attractive costs of capital, as well as a strategic equity investment in a mortgage loan servicer.
"These acquisitions represent important milestones for Ellington Financial. By significantly increasing our scale, they should enhance liquidity for our shareholders and reduce our operating expense ratios, and we project that each of these transactions will be accretive to our earnings within the coming year. We expect to close both transactions later in 2023, at which time EFC's equity base should exceed $1.7 billion.
"We took several other steps during the quarter that should position us to drive earnings while continuing to navigate market volatility. We took advantage of some attractive entry points to add Agency RMBS and CRT investments, while we also incrementally grew our portfolio of high-yielding RTLs and proprietary reverse mortgage loans. At the same time, we continued to keep duration short on our loan portfolios and dynamically adjust our interest rate and credit hedges, all while maintaining high levels of liquidity and additional borrowing capacity. While Longbridge’s gain-on-sale margins compressed during the quarter, which was the primary driver of the sequential decline in our Adjusted Distributable Earnings, Longbridge’s gain-on-sale margins have recovered somewhat after quarter end. Notably, shortly after quarter end Longbridge was able to acquire, out of a bankruptcy proceeding, a reverse mortgage servicing rights portfolio at a distressed price, which should be immediately accretive to our earnings and Adjusted Distributable Earnings going forward."
1 Includes ($30.3) million of preferred dividends accrued and certain corporate/other income and expense items not attributed to either the investment portfolio or Longbridge.
2 Adjusted Distributable Earnings is a non-GAAP financial measure. See "Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings" below for an explanation regarding the calculation of Adjusted Distributable Earnings.
3 Excludes U.S. Treasury securities and repo borrowings at certain unconsolidated entities that are recourse to the Company. Including such borrowings, the Company's debt-to-equity ratio based on total recourse borrowings was 2.3:1 as of June 30, 2023.
4 Excludes U.S. Treasury securities.

Financial Results
Investment Portfolio Summary
The Company's investment portfolio generated net income attributable to common stockholders of $30.7 million, consisting of $27.0 million from the credit strategy and $3.7 million from the Agency strategy.
Credit Performance
The Company's total long credit portfolio, excluding non-retained tranches of consolidated non-QM securitization trusts, increased by 1% sequentially, to $2.45 billion as of June 30, 2023. This slight increase was driven by larger non-QM and RTL loan portfolios quarter over quarter, as net purchases exceeded principal paydowns, and by net purchases of CRT investments. A portion of the increase was offset by a smaller commercial bridge loan portfolio, as loan paydowns in that portfolio again significantly exceeded new originations during the quarter.
Net interest income5 on the Company's loan portfolios, net gains on its CRT portfolio, and net gains on its interest rate hedges were the primary drivers of the positive results in the Company's credit strategy. A portion of these gains were offset by negative results in the Company's investments in unconsolidated entities, including net losses on equity investments in loan originators and commercial mortgage loan-related entities, as well as net realized and unrealized losses on consumer loans and credit hedges. The Company's residential and commercial mortgage loan portfolios continue to experience low levels of credit losses and strong overall credit performance, although the Company has seen an uptick in delinquencies in these portfolios year-to-date.
During the quarter, borrowing costs on the Company's credit investments increased, driven by sharply higher short-term interest rates. At the same time, the Company's asset yields also increased, and it continued to benefit from positive carry on its interest rate swap hedges, where it overall receives a higher floating rate and pays a lower fixed rate. As a result, the net interest margin6 on the Company's credit portfolio increased quarter over quarter to 2.91% from 2.49%.
Agency Performance
With Agency RMBS yield spreads still wide on a historical basis, the Company opportunistically added to its Agency portfolio during the quarter. As a result, the Company's total long Agency RMBS portfolio increased by approximately 8% quarter over quarter to $918.5 million.
The second quarter began with elevated interest rate volatility and widening Agency MBS yield spreads, as the market prepared for sales by the FDIC of MBS from failed regional banks. Later in the quarter, with the FDIC sales well absorbed and with the debt ceiling dispute resolved, volatility declined and Agency MBS yield spreads tightened. Accordingly, the Company experienced moderate losses in its Agency strategy in April, but these were reversed in May and June. On balance, the Agency strategy had positive income for the quarter as net gains on interest rate hedges exceeded net losses on Agency RMBS and negative net interest income, which was driven by sharply higher financing costs.
Average pay-ups on the Company's specified pools decreased slightly to 0.78% as of June 30, 2023, as compared to 0.89% as of March 31, 2023.
As was the case with its credit portfolio, higher borrowing costs on the Company's Agency portfolio were more than offset by higher asset yields and greater positive carry on its interest rate swap hedges, quarter over quarter. As a result, the net interest margin5 on its Agency RMBS, excluding the Catch-up Premium Amortization Adjustment, increased to 1.31% from 1.14%.
Longbridge Summary
Longbridge's portfolio decreased by 3% sequentially to $429.8 million as of June 30, 2023. The decrease was due to smaller holdings of unsecuritized HECM loans, primarily driven by significant resolutions of HECM buyout loans, and a smaller HMBS MSR Equivalent quarter over quarter, partially offset by increased holdings of proprietary reverse mortgage loans.
Longbridge's portfolio generated net income attributable to common stockholders of $2.5 million. Longbridge's net income for the quarter was driven by net gains related to the resolutions of HECM buyout loans, net gains on proprietary reverse mortgage loans, and net gains on interest rate hedges. These gains were partially offset by net losses on the HMBS MSR Equivalent7, which was driven by the combination of higher interest rates and wider yield spreads in the HECM market during the quarter, and a net loss in originations, as reduced gain-on-sale margins on HECM loans more than offset an increase in overall origination volumes.
5 Excludes any interest income and interest expense items from interest rate hedges, net credit hedges and other activities, net.
6 Net interest margin represents the weighted average asset yield less the weighted average secured financing cost of funds. It also includes the effect of actual and accrued periodic payments on interest rate swaps used to hedge the assets.
7 HMBS assets are consolidated for GAAP reporting purposes, and HMBS-related obligations are accounted for on the Company's balance sheet as secured borrowings. The fair value of HMBS assets less the fair value of the HMBS-related obligations approximate fair value of the HMBS MSR Equivalent.

Corporate/Other
The Company's results for the quarter also reflected a net loss on the interest rate swaps that it uses to hedge its preferred equity and unsecured long-term debt, its "Senior Notes," which was driven by rising interest rates quarter over quarter, as well as expenses related to the agreed upon, but not yet completed, mergers of Arlington Asset Investment Corp. and Great Ajax Corp.
Credit Portfolio(1)
The following table summarizes the Company's credit portfolio holdings as of June 30, 2023 and March 31, 2023:

	June 30, 2023		March 31, 2023
($ in thousands)	Fair Value	%	Fair Value	%
Dollar denominated:
CLOs(2)	$24,722	0.6%	$31,044	0.8%
CMBS	20,752	0.5%	16,422	0.4%
Commercial mortgage loans and REO(3)(4)	419,915	10.7%	455,114	11.5%
Consumer loans and ABS backed by consumer loans(2)	93,116	2.4%	87,976	2.2%
Corporate debt and equity and corporate loans	21,907	0.6%	18,882	0.5%
Debt and equity investments in loan origination entities(5)	38,815	1.0%	40,906	1.0%
Non-Agency RMBS	224,075	5.7%	207,068	5.2%
Non-QM loans and retained non-QM RMBS(6)	2,077,870	53.2%	2,122,561	53.7%
Residential transition loans and other residential mortgage loans and REO(3)	963,772	24.7%	951,811	24.1%
Non-Dollar denominated:
CLOs(2)	1,738	0.1%	1,674	0.1%
Corporate debt and equity	238	—%	213	—%
RMBS(7)	20,979	0.5%	19,525	0.5%
Total long credit portfolio	$3,907,899	100.0%	$3,953,196	100.0%
Less: Non-retained tranches of consolidated securitization trusts	1,458,673		1,527,527
Total long credit portfolio excluding non-retained tranches of consolidated securitization trusts	$2,449,226		$2,425,669
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.
(2)Includes equity investments in securitization-related vehicles.
(3)In accordance with U.S. GAAP, REO is not considered a financial instrument and as a result is included at the lower of cost or fair value.
(4)Includes equity investments in unconsolidated entities holding small balance commercial mortgage loans and REO.
(5)Includes corporate loans to certain loan origination entities in which the Company holds an equity investment.
(6)Retained non-QM RMBS represents RMBS issued by non-consolidated Ellington-sponsored non-QM loan securitization trusts, and interests in entities holding such RMBS.
(7)Includes an equity investment in an unconsolidated entity holding European RMBS.
Agency RMBS Portfolio(1)
The following table summarizes the Company's Agency RMBS portfolio holdings as of June 30, 2023 and March 31, 2023:

	June 30, 2023		March 31, 2023
($ in thousands)	Fair Value	%	Fair Value	%
Long Agency RMBS:
Fixed rate	$872,726	95.0%	$803,654	94.2%
Floating rate	5,329	0.6%	5,881	0.7%
Reverse mortgages	26,928	2.9%	28,638	3.4%
IOs	13,511	1.5%	14,939	1.7%
Total long Agency RMBS	$918,494	100.0%	$853,112	100.0%
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.

Longbridge Portfolio(1)
Longbridge originates reverse mortgage loans, including home equity conversion mortgage loans, or "HECMs," which are insured by the FHA and which are eligible for inclusion in GNMA-guaranteed HECM-backed MBS, or "HMBS." Upon securitization, the HECMs remain on the Company's balance sheet under GAAP, and Longbridge retains the mortgage servicing rights associated with the HMBS, or "HMBS MSR Equivalent." Longbridge also originates "proprietary reverse mortgage loans," which are not insured by the FHA, and Longbridge has typically retained the associated MSRs. The following table summarizes Longbridge's loan-related assets as of June 30, 2023 and March 31, 2023:

	June 30, 2023	March 31, 2023
	(In thousands)
HMBS assets(2)	$8,158,304	$8,083,845
Less: HMBS liabilities	(8,055,288)	(7,975,916)
HMBS MSR Equivalent	103,016	107,929
Unsecuritized HECM loans(3)	132,845	187,782
Proprietary reverse mortgage loans	185,052	138,234
MSRs related to proprietary reverse mortgage loans	7,473	8,100
Unsecuritized REO	1,417	421
Total	$429,803	$442,466
(1)This information does not include financial derivatives or loan commitments.
(2)Includes HECM loans, related REO, and claims or other receivables.
(3)As of June 30, 2023, includes $9.9 million of assignable HECM buyout loans, $14.1 million of non-assignable HECM buyout loans, and $4.6 million of other inactive HECM loans. As of March 31, 2023, includes $52.0 million of assignable HECM buyout loans, $16.4 million of non-assignable HECM buyout loans, and $4.4 million of other inactive HECM loans.
The following table summarizes Longbridge's origination volumes by channel for the three-month periods ended June 30, 2023 and March 31, 2023:

($ In thousands)	June 30, 2023			March 31, 2023
Channel	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume
Retail	397	$62,037	21%	375	$52,765	23%
Wholesale and correspondent	1,338	235,375	79%	1,106	180,829	77%
Total	1,735	297,412	100%	1,481	233,594	100%
(1)Represents initial borrowed amounts on reverse mortgage loans.
Financing
The Company's recourse debt-to-equity ratio2, excluding U.S. Treasury securities and adjusted for unsettled purchases and sales, increased slightly to 2.1:1 at June 30, 2023 from 2.0:1 at March 31, 2023, driven by an increase in borrowings and a decrease in total equity. The Company's overall debt-to-equity ratio, excluding U.S. Treasury securities and adjusted for unsettled purchases and sales, also increased during the quarter, to 9.2:1 as of June 30, 2023, as compared to 8:9:1 as of March 31, 2023.
The following table summarizes the Company's outstanding borrowings and debt-to-equity ratios as of June 30, 2023 and March 31, 2023:

	June 30, 2023		March 31, 2023
	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)
	(In thousands)		(In thousands)
Recourse borrowings(3)(4)	$3,010,764	2.2:1	$2,859,538	2.1:1
Non-recourse borrowings(4)	9,527,656	7.1:1	9,510,508	6.9:1
Total Borrowings	$12,538,420	9.3:1	$12,370,046	9.0:1
Total Equity	$1,344,657		$1,374,763
Recourse borrowings excluding U.S. Treasury securities, adjusted for unsettled purchases and sales		2.1:1		2.0:1
Total borrowings excluding U.S. Treasury securities, adjusted for unsettled purchases and sales		9.2:1		8.9:1
(1)Includes borrowings under repurchase agreements, other secured borrowings, other secured borrowings, at fair value, and senior unsecured notes, at par.
(2)Overall debt-to-equity ratio is computed by dividing outstanding borrowings by total equity. The debt-to-equity ratio does not account for liabilities other than debt financings.

(3)Excludes repo borrowings at certain unconsolidated entities that are recourse to the Company. Including such borrowings, the Company's debt-to-equity ratio based on total recourse borrowings is 2.3:1 and 2.2:1 as of June 30, 2023 and March 31, 2023, respectively.
(4)All of the Company's non-recourse borrowings are secured by collateral. In the event of default under a non-recourse borrowing, the lender has a claim against the collateral but not any of the other assets held by the Company or its consolidated subsidiaries. In the event of default under a recourse borrowing, the lender's claim is not limited to the collateral (if any).
The following table summarizes the Company's operating results by strategy for the three-month period ended June 30, 2023:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income (1)	$73,544	$7,816	$81,360	$6,305	$1,195	$88,860	$1.31
Interest expense	(41,672)	(9,645)	(51,317)	(6,117)	(3,109)	(60,543)	(0.89)
Realized gain (loss), net	(4,271)	(14,794)	(19,065)	—	—	(19,065)	(0.28)
Unrealized gain (loss), net	(1,984)	1,403	(581)	5,611	—	5,030	0.07
Net change from reverse mortgage loans and HMBS obligations	—	—	—	7,544	—	7,544	0.11
Earnings in unconsolidated entities	(5,868)	—	(5,868)	—	—	(5,868)	(0.09)
Interest rate hedges and other activity, net(2)	14,787	18,877	33,664	14,949	(9,319)	39,294	0.58
Credit hedges and other activities, net(3)	(1,798)	—	(1,798)	—	—	(1,798)	(0.03)
Income tax (expense) benefit	—	—	—	—	(83)	(83)	—
Investment related expenses	(1,830)	—	(1,830)	(7,560)	—	(9,390)	(0.14)
Other expenses	(2,035)	—	(2,035)	(18,256)	(12,951)	(33,242)	(0.49)
Net income (loss)	28,873	3,657	32,530	2,476	(24,267)	10,739	0.16
Dividends on preferred stock	—	—	—	—	(5,980)	(5,980)	(0.09)
Net (income) loss attributable to non-participating non-controlling interests	(1,847)	—	(1,847)	25	(4)	(1,826)	(0.03)
Net income (loss) attributable to common stockholders and participating non-controlling interests	27,026	3,657	30,683	2,501	(30,251)	2,933	0.04
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(35)	(35)
Net income (loss) attributable to common stockholders	$27,026	$3,657	$30,683	$2,501	$(30,286)	$2,898	$0.04
Net income (loss) attributable to common stockholders per share of common stock	$0.40	$0.06	$0.46	$0.04	$(0.45)	$0.04
Weighted average shares of common stock and convertible units(4) outstanding						67,978
Weighted average shares of common stock outstanding						67,162
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Convertible units include Operating Partnership units attributable to participating non-controlling interests.

The following table summarizes the Company's operating results by strategy for the three-month period ended March 31, 2023:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income (1)	$73,570	$7,121	$80,691	$4,165	$1,912	$86,768	$1.29
Interest expense	(40,579)	(8,852)	(49,431)	(4,346)	(3,135)	(56,912)	(0.84)
Realized gain (loss), net	(10,382)	(25,849)	(36,231)	(3)	—	(36,234)	(0.54)
Unrealized gain (loss), net	21,911	42,338	64,249	6,133	6,510	76,892	1.14
Net change from reverse mortgage loans and HMBS obligations	—	—	—	31,587	—	31,587	0.47
Earnings in unconsolidated entities	3,444	—	3,444	—	—	3,444	0.05
Interest rate hedges and other activity, net(2)	(9,042)	(9,443)	(18,485)	(5,591)	838	(23,238)	(0.34)
Credit hedges and other activities, net(3)	369	—	369	—	—	369	0.01
Income tax (expense) benefit	—	—	—	—	(21)	(21)	—
Investment related expenses	(2,619)	—	(2,619)	(6,057)	—	(8,676)	(0.13)
Other expenses	(886)	—	(886)	(19,390)	(8,950)	(29,226)	(0.43)
Net income (loss)	35,786	5,315	41,101	6,498	(2,846)	44,753	0.66
Dividends on preferred stock	—	—	—	—	(5,117)	(5,117)	(0.08)
Net (income) loss attributable to non-participating non-controlling interests	(238)	—	(238)	(2)	(4)	(244)	0.00
Net income (loss) attributable to common stockholders and participating non-controlling interests	35,548	5,315	40,863	6,496	(7,967)	39,392	0.58
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(476)	(476)
Net income (loss) attributable to common stockholders	$35,548	$5,315	$40,863	$6,496	$(8,443)	$38,916	$0.58
Net income (loss) attributable to common stockholders per share of common stock	$0.53	$0.08	$0.61	$0.10	$(0.13)	$0.58
Weighted average shares of common stock and convertible units(4) outstanding						67,488
Weighted average shares of common stock outstanding						66,672
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Convertible units include Operating Partnership units attributable to participating non-controlling interests.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans, reverse mortgage loans, residential and commercial mortgage-backed securities, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, non-mortgage and mortgage-related derivatives, debt and equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.

Conference Call
The Company will host a conference call at 11:00 a.m. Eastern Time on Tuesday, August 8, 2023, to discuss its financial results for the quarter ended June 30, 2023. To participate in the event by telephone, please dial (800) 245-3047 at least 10 minutes prior to the start time and reference the conference ID EFCQ223. International callers should dial (203) 518-9765 and reference the same conference ID. The conference call will also be webcast live over the Internet and can be accessed via the "For Our Shareholders" section of the Company's web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, the Company also posted an investor presentation, that will accompany the conference call, on its website at www.ellingtonfinancial.com under "For Our Shareholders—Presentations."
A dial-in replay of the conference call will be available on Tuesday, August 8, 2023, at approximately 2:00 p.m. Eastern Time through Tuesday, August 15, 2023 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 945-0804. International callers should dial (402) 220-0667. A replay of the conference call will also be archived on the Company's web site at www.ellingtonfinancial.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. The Company's actual results may differ from its beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in interest rates and the market value of the Company's investments, market volatility, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to complete each of its previously announced mergers with Arlington Asset Investment Corp. and Great Ajax Corp. in a timely manner or at all and the Company's ability achieve the cost savings and efficiencies, operating efficiencies, synergies and other benefits, including the increased scale, and avoid potential business disruption from each such previously announced merger, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940, the Company's ability to maintain its qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K, which can be accessed through the Company's website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports the Company files with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended		Six-Month Period Ended
	June 30, 2023	March 31, 2023	June 30, 2023
(In thousands, except per share amounts)
NET INTEREST INCOME
Interest income	$88,092	$87,174	$175,266
Interest expense	(63,433)	(59,617)	(123,050)
Total net interest income	24,659	27,557	52,216
Other Income (Loss)
Realized gains (losses) on securities and loans, net	(17,388)	(36,767)	(54,155)
Realized gains (losses) on financial derivatives, net	29,780	(25,447)	4,333
Realized gains (losses) on real estate owned, net	(1,245)	(56)	(1,301)
Unrealized gains (losses) on securities and loans, net	(11,383)	99,257	87,874
Unrealized gains (losses) on financial derivatives, net	8,340	2,763	11,103
Unrealized gains (losses) on real estate owned, net	1,174	4	1,178
Unrealized gains (losses) on other secured borrowings, at fair value, net	12,152	(29,680)	(17,528)
Unrealized gains (losses) on senior notes, at fair value	—	6,510	6,510
Net change from reverse mortgage loans, at fair value	32,120	163,121	195,241
Net change related to HMBS obligations, at fair value	(24,576)	(131,534)	(156,110)
Other, net	5,689	3,504	9,193
Total other income (loss)	34,663	51,675	86,338
EXPENSES
Base management fee to affiliate, net of rebates	4,913	4,956	9,869
Investment related expenses:
Servicing expense	4,968	4,807	9,775
Other	4,422	3,869	8,291
Professional fees	6,351	3,556	9,907
Compensation and benefits	15,179	14,670	29,849
Other expenses	6,799	6,044	12,843
Total expenses	42,632	37,902	80,534
Net Income (Loss) before Income Tax Expense (Benefit) and Earnings from Investments in Unconsolidated Entities	16,690	41,330	58,020
Income tax expense (benefit)	83	21	104
Earnings (losses) from investments in unconsolidated entities	(5,868)	3,444	(2,424)
Net Income (Loss)	10,739	44,753	55,492
Net Income (Loss) Attributable to Non-Controlling Interests	1,861	720	2,581
Dividends on Preferred Stock	5,980	5,117	11,097
Net Income (Loss) Attributable to Common Stockholders	$2,898	$38,916	$41,814
Net Income (Loss) per Common Share:
Basic and Diluted	$0.04	$0.58	$0.62
Weighted average shares of common stock outstanding	67,162	66,672	66,919
Weighted average shares of common stock and convertible units outstanding	67,978	67,488	67,734

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
(In thousands, except share and per share amounts)	June 30, 2023	March 31, 2023	December 31, 2022(1)
ASSETS
Cash and cash equivalents	$194,595	$188,555	$217,053
Restricted cash	1,602	1,601	4,816
Securities, at fair value	1,500,863	1,389,547	1,459,465
Loans, at fair value	11,822,695	11,812,567	11,626,008
Loan commitments, at fair value	3,800	3,299	3,060
Mortgage servicing rights, at fair value	7,473	8,100	8,108
Investments in unconsolidated entities, at fair value	118,420	118,747	127,046
Real estate owned	21,076	26,717	28,403
Financial derivatives–assets, at fair value	131,472	104,033	132,518
Reverse repurchase agreements	183,676	180,934	226,444
Due from brokers	33,118	24,291	36,761
Investment related receivables	183,222	163,029	139,413
Other assets	100,853	90,105	76,791
Total Assets	$14,302,865	$14,111,525	$14,085,886
LIABILITIES
Securities sold short, at fair value	$161,718	$158,302	$209,203
Repurchase agreements	2,557,864	2,285,898	2,609,685
Financial derivatives–liabilities, at fair value	30,502	24,245	54,198
Due to brokers	46,421	35,431	34,507
Investment related payables	61,202	48,373	49,323
Other secured borrowings	242,900	363,640	276,058
Other secured borrowings, at fair value	1,472,368	1,534,592	1,539,881
HMBS-related obligations, at fair value	8,055,288	7,975,916	7,787,155
Senior notes, at fair value	185,325	185,325	191,835
Base management fee payable to affiliate	4,913	4,956	4,641
Dividend payable	14,183	14,043	12,243
Interest payable	19,010	14,926	22,452
Accrued expenses and other liabilities	106,514	91,115	73,819
Total Liabilities	12,958,208	12,736,762	12,865,000
EQUITY
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized; 13,420,421, 13,420,421 and 9,420,421 shares issued and outstanding, and $335,511, $335,511, and $235,511 aggregate liquidation preference, respectively	323,920	323,920	227,432
Common stock, par value $0.001 per share, 200,000,000, 100,000,000, and 100,000,000 shares authorized, respectively; 67,161,740, 67,185,076, and 63,812,215 shares issued and outstanding, respectively(2)	67	67	64
Additional paid-in-capital	1,308,158	1,308,107	1,259,352
Retained earnings (accumulated deficit)	(309,587)	(282,262)	(290,881)
Total Stockholders' Equity	1,322,558	1,349,832	1,195,967
Non-controlling interests	22,099	24,931	24,919
Total Equity	1,344,657	1,374,763	1,220,886
TOTAL LIABILITIES AND EQUITY	$14,302,865	$14,111,525	$14,085,886
SUPPLEMENTAL PER SHARE INFORMATION:
Book Value Per Common Share (3)	$14.70	$15.10	$15.05
(1)Derived from audited financial statements as of December 31, 2022.

(2)Common shares issued and outstanding at June 30, 2023 includes 23,336 repurchased under the Company's share repurchase program.
(3)Based on total stockholders' equity less the aggregate liquidation preference of the Company's preferred stock outstanding.
Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings
The Company calculates Adjusted Distributable Earnings as U.S. GAAP net income (loss) as adjusted for: (i) realized and unrealized gain (loss) on securities and loans, REO, mortgage servicing rights, financial derivatives (excluding periodic settlements on interest rate swaps), any borrowings carried at fair value, and foreign currency transactions; (ii) incentive fee to affiliate; (iii) Catch-up Premium Amortization Adjustment (as defined below); (iv) non-cash equity compensation expense; (v) provision for income taxes; (vi) certain non-capitalized transaction costs; and (vii) other income or loss items that are of a non-recurring nature. For certain investments in unconsolidated entities, the Company includes the relevant components of net operating income in Adjusted Distributable Earnings. The Catch-up Premium Amortization Adjustment is a quarterly adjustment to premium amortization triggered by changes in actual and projected prepayments on the Company's Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on the Company's then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter. Non-capitalized transaction costs include expenses, generally professional fees, incurred in connection with the acquisition of an investment or issuance of long-term debt. For the contribution to Adjusted Distributable Earnings from Longbridge, the Company adjusts Longbridge's contribution to the Company's net income in a similar manner, but it includes in Adjusted Distributable Earnings certain realized and unrealized gains (losses) from Longbridge's origination business ("gain-on-sale income").
Adjusted Distributable Earnings is a supplemental non-GAAP financial measure. The Company believes that the presentation of Adjusted Distributable Earnings provides information useful to investors, because: (i) the Company believes that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain current-period earnings components that the Company believes are less useful in forecasting long-term performance and dividend-paying ability; (ii) the Company uses it to evaluate the effective net yield provided by its investment portfolio, after the effects of financial leverage and by Longbridge, to reflect the earnings from its reverse mortgage origination and servicing operations; and (iii) the Company believes that presenting Adjusted Distributable Earnings assists investors in measuring and evaluating its operating performance, and comparing its operating performance to that of its residential mortgage REIT and mortgage originator peers. Please note, however, that: (I) the Company's calculation of Adjusted Distributable Earnings may differ from the calculation of similarly titled non-GAAP financial measures by its peers, with the result that these non-GAAP financial measures might not be directly comparable; and (II) Adjusted Distributable Earnings excludes certain items that may impact the amount of cash that is actually available for distribution.
In addition, because Adjusted Distributable Earnings is an incomplete measure of the Company's financial results and differs from net income (loss) computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net income (loss) computed in accordance with U.S. GAAP.
Furthermore, Adjusted Distributable Earnings is different from REIT taxable income. As a result, the determination of whether the Company has met the requirement to distribute at least 90% of its annual REIT taxable income (subject to certain adjustments) to its stockholders, in order to maintain its qualification as a REIT, is not based on whether it distributed 90% of its Adjusted Distributable Earnings.
In setting the Company's dividends, the Company's Board of Directors considers the Company's earnings, liquidity, financial condition, REIT distribution requirements, and financial covenants, along with other factors that the Board of Directors may deem relevant from time to time.

The following table reconciles, for the three-month periods ended June 30, 2023 and March 31, 2023, the Company's Adjusted Distributable Earnings to the line on the Company's Condensed Consolidated Statement of Operations entitled Net Income (Loss), which the Company believes is the most directly comparable U.S. GAAP measure:

	Three-Month Period Ended
	June 30, 2023				March 31, 2023
(In thousands, except per share amounts)	Investment Portfolio	Longbridge	Corporate/Other	Total	Investment Portfolio	Longbridge	Corporate/Other	Total
Net Income (Loss)	$32,530	$2,476	$(24,267)	$10,739	$41,101	$6,498	$(2,846)	$44,753
Income tax expense (benefit)	—	—	83	83	—	—	21	21
Net income (loss) before income tax expense (benefit)	32,530	2,476	(24,184)	10,822	41,101	6,498	(2,825)	44,774
Adjustments:
Realized (gains) losses, net(1)	(547)	—	(1,743)	(2,290)	65,741	—	—	65,741
Unrealized (gains) losses, net(2)	2,695	—	8,261	10,956	(64,020)	—	(9,679)	(73,699)
Unrealized (gains) losses on MSRs, net of hedging (gains) losses(3)	—	(1,888)	—	(1,888)	—	(4,225)	—	(4,225)
Negative (positive) component of interest income represented by Catch-up Premium Amortization Adjustment	483	—	—	483	482	—	—	482
Non-capitalized transaction costs and other expense adjustments(4)	1,053	566	3,723	5,342	457	2,059	95	2,611
(Earnings) losses from investments in unconsolidated entities	5,868	—	—	5,868	(3,444)	—	—	(3,444)
Adjusted distributable earnings from investments in unconsolidated entities(5)	2,848	—	—	2,848	3,752	—	—	3,752
Total Adjusted Distributable Earnings	$44,930	$1,154	$(13,943)	$32,141	$44,069	$4,332	$(12,409)	$35,992
Dividends on preferred stock	—	—	5,980	5,980	—	—	5,117	5,117
Adjusted Distributable Earnings attributable to non-controlling interests	138	5	301	444	229	19	318	566
Adjusted Distributable Earnings Attributable to Common Stockholders	$44,792	$1,149	$(20,224)	$25,717	$43,840	$4,313	$(17,844)	$30,309
Adjusted Distributable Earnings Attributable to Common Stockholders, per share	$0.67	$0.02	$(0.30)	$0.38	$0.66	$0.06	$(0.27)	$0.45
(1)Includes realized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), and foreign currency transactions which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(2)Includes unrealized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), borrowings carried at fair value, and foreign currency transactions which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(3)Represents net change in fair value of HMBS MSR Equivalent and mortgage servicing rights related to proprietary mortgage loans attributable to changes in market conditions and model assumptions. This adjustment also includes net (gains) losses on certain hedging instruments, which are components of realized and/or unrealized gains (losses) on financial derivatives, net on the Condensed Consolidated Statement of Operations.
(4)For the three-month period ended June 30, 2023, includes $3.6 million of expenses related to the agreed upon, but not yet completed, mergers of Arlington Asset Investment Corp. and Great Ajax Corp., $0.9 million of non-capitalized transaction costs, $0.4 million of non-cash equity compensation expense, and $0.4 million of various other expenses. For the three-month period ended March 31, 2023, includes $1.1 million of professional fees related to the acquisition and integration of Longbridge, $0.7 million of non-capitalized transaction costs, $0.4 million of non-cash equity compensation expense, and $0.4 million of various other expenses.
(5)Includes net interest income and operating expenses for certain investments in unconsolidated entities.